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                                                                    EXHIBIT 3.37

                          CERTIFICATE OF INCORPORATION

                                       OF

                          EAST TENNESSEE COAL COMPANY


          1.  The name of the corporation is:

                    EAST TENNESSEE COAL COMPANY

          2. The address of its registered office in the State of Delaware is 100 West Tenth Street in the City of Wilmington, county of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

          3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

          4. The total number o shares of stock which the corporation shall have authority to issue is One Thousand (1,000) and the par value of each of such shares is One Dollar ($1.00) amounting to the aggregate to One Thousand Dollars ($1,000.00)

          5. The board of directors is authorized to make, alter or repeal the by-laws of the corporation. Election of Directors need not be by ballot.

          6.  The name and mailing address of the incorporator is:

                         W.J. Reif
                         100 West Tenth Street
                         Wilmington, Delaware 19801

          I, THE UNDERSIGNED, being the incorporator hereinbefore named, for the purpose of forging a corporation pursuant to the General Corporation Law of Delaware, to make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 24th day of February 1978.


                                              /s/ W.J. Reif
                                         -------------------------------
                                              W.J. Reif
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                            CERTIFICATE OF AMENDMENT
                            ------------------------

                                       OF
                                       --

                          CERTIFICATE OF INCORPORATION
                          ----------------------------

                                       OF
                                       --


                          EAST TENNESSEE COAL COMPANY
                          ---------------------------


          EAST TENNESSEE COAL COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That the Board of Directors of said corporation, by the unanimous written consent of its members, filed with the minutes of the board, adopted a resolution proposing and declaring advisable the following amendment to the Certificate of Incorporation and said corporation:

               RESOLVED, that the Certificate of Incorporation of Exploraciones y Minerales sierra Morena S.A., be amended by changing the Article First thereof so that, as amended, said Article shall be and read as follows:

          *1.  The name of the corporation is
               GOLD FIELDS OPERATING CO. - ORTIZ".

          SECOND: That is lieu of a meeting and a vote of stockholders, the stockholders have give unanimous written consent to said amendment in accordance with the provisions of Section 228 of the General Corporation Law of the State of Delaware.

          THIRD: That the aforesaid amendment was duly adopted in accordance with the applicable provisions of Sections 242 and 228 of the General
Corporation Law of the State of Delaware.
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                                                                               2


          IN WITNESS WHEREOF, said EAST TENNESSEE COAL COMPANY has caused this certificate to be signed by Robert L. Burbanell, its President, and attested by Stephen E. Flechner, its Secretary, this 26th day of December, 1979.

                         EAST TENNESSEE COAL COMPANY


                         By    /s/ Robert L. Burbanell
                            -------------------------------
                                         President


ATTEST:


By   /s/ Stephen E. Flechner
   ---------------------------
          Secretary